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                                                                    EXHIBIT 13


                          SEC STANDARDIZED PERFORMANCE


The following performance data is required by the SEC rules governing uniform performance reporting. This performance data reflects deductions of all the fees and charges including: 1) the 1.25% annual mortality and expense risk charge, 2) the 0.15% sub-account administrative charge, 3) portfolio management fees, and 4) the annual administrative charge. Performance data quoted represents past performance. Investment return and principal value of an investment will fluctuate so that an investor's units, when redeemed, may be worth more or less than their original cost. An investment in the Travelers Cash Income Trust is neither insured nor guaranteed by the U.S. Government. When presented to the public, this performance information must be preceded or accompanied by the current prospectuses. This performance date is based on hypothetical investment of $1,000.




     STANDARDIZED AVERAGE ANNUAL RETURNS AS OF 6/30/97 (UPDATED QUARTERLY)

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
STOCK ACCOUNTS:                                                  1 Year      5 Year       10 Year (or inception)
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Alliance Growth Portfolio                                        24.63%        -            24.21%         (6/94)
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Capital Appreciation Portfolio (Janus sub-adviser)               26.36%      19.88%         10.12%
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Equity Income Portfolio (Fidelity sub-adviser)                      -          -            30.77%         (8/96)
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Federated Stock Portfolio                                           -          -            33.34%         (8/96)
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Large Cap Portfolio (Fidelity sub-adviser)                          -          -            26.98%         (8/96)
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Lazard International Stock Portfolio                                -          -            17.01%         (8/96)
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MFS Emerging Growth Portfolio                                       -          -            15.71%         (8/96)
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Smith Barney Appreciation Portfolio                              27.06%      14.04%         12.50%         (10/91)
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BOND ACCOUNTS:
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Federated High Yield Portfolio                                      -          -            13.48%         (8/96)
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Putnam Diversified Income Portfolio                               8.58%        -             8.12%         (6/94)
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Smith Barney Diversified Strategic Income Portfolio               9.20%      6.24%          12.50%         (10/91)
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Travelers Quality Bond Portfolio                                    -          -             4.76%         (8/96)
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ASSET ALLOCATION ACCOUNTS:
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MFS Total Return Portfolio                                       20.02%        -            14.70%         (6/94)
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MONEY MARKET ACCOUNT:
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Travelers Cash Income Trust                                       3.28%      2.38%           3.82%         (12/87)
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





         L-21135